UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 12, 2022

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

texas	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DWSN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2022, Albert S. Conly and Jose Carlos Fernandes were appointed to the board of directors (the “Board”) of Dawson Geophysical Company (the “Company”), effective immediately. The Board also approved the appointment of (i) Mr. Conly and Mr. Fernandes to serve as members of the Audit Committee of the Board (the “Audit Committee”), along with Bruce Bradley who currently serves on the Audit Committee, (ii) Mr. Bradley and Mr. Conly to serve as members of the Compensation Committee of the Board, with Mr. Bradley serving as chair, and (iii) Sergei Krylov and Matt Wilks to serve as members of the Nominating Committee of the Board, with Mr. Krylov serving as chair.

The Board has determined that each of Mr. Conly and Mr. Fernandes is “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the Nasdaq Stock Market, and that Mr. Conly qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K. The selection of Mr. Conly and Mr. Fernandes as directors of the Company was not made pursuant to any arrangement or understanding with any other person. There are no family relationships between each of Mr. Conly and Mr. Fernandes and any director or executive officer of the Company and there are no relationships for each of Mr. Conly and Mr. Fernandes that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

In accordance with the Company’s customary practice, the Company intends to enter into an indemnification agreement with each of Mr. Conly and Mr. Fernandes, which requires the Company to indemnify them against certain liabilities that may arise in connection with their status or service as a director. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 9, 2014. Mr. Conly and Mr. Fernandes will be entitled to compensation for their service as a non-employee director pursuant to the Company’s compensation practices for non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: April 13, 2022	By:	/s/ Stephen C. Jumper
Stephen C. Jumper
President and Chief Executive Officer